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                                                                    EXHIBIT 23.1

                        Consent of Independent Auditors


We consent to the incorporation by reference in the Registration Statements (Form S-8 No. 333-88375) pertaining to the ITXC Corp. Employee Stock Purchase Plan and (Form S-8 No. 333-93613) pertaining to the ITXC Corp. 1998 Stock Incentive Plan of our report dated February 7, 2000 (except for Note 16, as to which the date is March 15, 2000), with respect to the consolidated financial statements of ITXC Corp. included in the Annual Report (Form 10-K) for the year ended December 31, 1999.


                                        /s/ Ernst & Young LLP


MetroPark, New Jersey
March 28, 2000